Exhibit 23.2-CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-25357) and Form S-8 (Nos. 333-69028, 333-98083, 333-111887, 333-111888, 333-126269, 033-80980 and 333-145674) pertaining to various stock option and incentive plans of Spartan Motors, Inc. of our report dated March 2, 2007, with respect to the consolidated financial statements and schedule of Spartan Motors, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP

Grand Rapids, Michigan
March 11, 2009